                                                                   EXHIBIT 12.01

                     CRESCENT REAL ESTATE EQUITIES COMPANY

                    STATEMENT REGARDING COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                               FOR THE
                                                 FOR THE SIX                                    PERIOD
                                                   MONTHS        FOR THE        FOR THE         MAY 5,
                                                    ENDED       YEAR ENDED     YEAR ENDED      1994 TO
                                                  JUNE 30,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    1996           1996           1995           1994
                                                 -----------   ------------   ------------   ------------
Pretax Income from Continuing Operations.......    $49,431       $47,951        $36,358        $12,595
  Interest Expense.............................     31,612        42,926         18,781          3,493
Amortization of Deferred Financing Costs.......      1,220         2,812          2,500            923
                                                   -------       -------        -------        -------
Earnings.......................................    $82,263       $93,689        $57,639        $17,011
                                                   =======       =======        =======        =======
Interest Expense...............................    $31,612       $42,926        $18,781        $ 3,493
Capitalized Interest...........................        701           946            916             --
Amortization of Deferred Financing Costs.......      1,220         2,812          2,500            923
                                                   -------       -------        -------        -------
Fixed Charges..................................    $33,533       $46,684        $22,197        $ 4,416
                                                   =======       =======        =======        =======
Ratio of Earnings to Fixed Charges.............       2.45          2.01           2.60           3.85
                                                   =======       =======        =======        =======